Exhibit 10.21

SIXTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of September 21, 2004, is entered into by and among Fleet Capital Corporation, as Administrative Agent (the "Administrative Agent"), Fleet Capital Canada Corporation, as Canadian Agent (the "Canadian Agent"), the Lenders and Canadian Participating Lenders party to the Loan Agreement (as defined below), Celadon Group, Inc., a Delaware corporation ("CGI"), Celadon Trucking Services, Inc., a New Jersey corporation ("CTSI"), TruckersB2B, Inc., a Delaware corporation ("TB2B"), and Celadon Canada, Inc., an Ontario corporation ("CCI" and together with CGI, CTSI and TB2B, collectively, the "Borrowers"), with reference to the following facts:

RECITALS

A.  The Administrative Agent, the Canadian Agent, the Lenders, the Canadian Participating Lenders and the Borrowers are parties to the Loan and Security Agreement, dated as of September 26, 2002, as amended by the Waiver and First Amendment to Loan and Security Agreement, dated as of January 31, 2003, the Waiver and Second Amendment to Loan and Security Agreement, dated as of April 24, 2003, the Third Amendment to Loan and Security Agreement, dated as of August 21, 2003, the Fourth Amendment to Loan and Security Agreement, dated as of January 16, 2004, and the Fifth Amendment to Loan and Security Agreement, dated as of May 20, 2004 (collectively, the "Loan Agreement"), pursuant to which the Lenders have provided the Borrowers with certain credit facilities.

B.  The Borrowers propose to repurchase all shares of TB2B that are owned by parties other than Celadon E-Commerce, Inc. in several transactions for total purchase consideration of up to $2,500,000. In each transaction, 30% of such consideration will be payable upon purchase and the remaining 70% will be payable over 18 months out of the portion of Excess Cash Flow attributable to TB2B.

C.  The Borrowers' proposed TB2B share repurchase transactions require the consent of the Majority Lenders pursuant to Section 8.2.7 and 8.2.14 of the Loan Agreement.

D.  All of the Lenders are willing to issue such consent and to make certain other modifications to the Loan Agreement, all on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.  Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings specified in the Loan Agreement.

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2.  Consent to Repurchase of Shares of TB2B. The Lenders hereby consent to the Borrowers' consummation of the TB2B stock repurchase transactions described in Recital B from time to time after the effective date of this Amendment, provided that no Default or Event of Default exists at the time of any such acquisition or would occur as a result thereof. Such consent shall apply irrespective of whether the Borrowers elect to accomplish the purchase of TB2B shares through a direct repurchase by TB2B or through a purchase of such shares by Celadon E-Commerce, Inc., CGI or another Affiliate of the Borrowers. Without limiting the generality of the preceding sentence, the Borrower's may effect payment of the required purchase consideration for such shares either through the direct payment of such consideration by TB2B to the seller or by one or more distributions of such consideration by TB2B to the applicable purchaser and subsequent payment by such purchaser to the seller.

3.  Amendment to Borrowing Base Certificates Provision. Section 8.1.4 of the Loan Agreement is hereby amended such that the second sentence thereof shall read in full as follows:

"In addition to the foregoing, if as of any date the average daily borrowing availability under the Domestic Revolving Credit Loans facility pursuant to Section 1.1.1 for the thirty (30) days period ended on such date ('average availability') is $7,500,000 or less, then on Monday of each week from and after such date until average availability exceeds $7,500,000, Borrowers shall delivery to Administrative Agent a Borrowing Base Certificate as of the last day of the immediately preceding week."

4.  Amendment to Acquisition Covenant; Permitted Acquisitions. Section 8.2.1 of the Loan Agreement is hereby amended to read in full as follows:

"8.2.1   Mergers; Consolidations; Acquisitions; Structural Changes. Merge amalgamate or consolidate with any Person; or acquire all or any substantial part of the Properties of any Person; or change its state or other jurisdiction of incorporation or organization or Type of Organization; or change its legal name, except for:

(a)   mergers of any Subsidiary of a Borrower into a Borrower or another Subsidiary (other than Canadian Borrower or a Restricted Subsidiary) of a Borrower;

(b)   acquisitions of assets consisting of fixed assets or real property that constitute Capital Expenditures peritted under Section 8.2.8; and

(c)   Permitted Acquisitions."

5.  Amendment to Interest Rate Pricing Grid. Appendix A to the Loan Agreement is hereby amended such that the table set forth in the definition of Applicable Margin shall read in full as follows:

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" Fixed Charge Coverage Ratio	Base Rate Loans (Domestic Revolving)	Base Rate Loans (Domestic Term)	LIBOR Loans (Domestic Revolving), Canadian Base Rate Loans (Revolving) and Canadian Fixed Rate Loans (Revolving)	LIBOR Loans (Domestic Term), Canadian Base Rate Loans (Term), Canadian Fixed Rate Loans (Term)
<1.25	.25%	.25%	2.00%	2.00%
1.25-1.50	0%	0%	1.75%	1.75%
1.51-1.75	0%	0%	1.50%	1.50%
1.76-2.00	0%	0%	1.25%	1.25%
>2.00	0%	0%	1.00%	1.00%"

6.  Amendment to Definition of Fixed Charge Coverage Ratio. Appendix A to the Loan Agreement is hereby further amended such that the definition of Fixed Charge Coverage Ratio shall read in full as follows:

"'Fixed Charge Coverage Ratio' - as of the last day of any fiscal quarter of CGI, and for the fiscal period consisting of the consecutive four (4) fiscal quarters of CGI ending on such day, the ratio of (a)(i) EBITDA for such fiscal period, minus (ii) Consolidated payments made in cash with respect to tax expense of CGI for such fiscal period, minus (iii) Consolidated unfinanced Capital Expenditures of CGI for such fiscal period (provided that expenditures for tractors or trailers in an aggregate amount of up to $10,000,000 made in the fiscal year of CGI ended June 30, 2005 with proceeds of Domestic Revolving Credit Loans shall not be considered unfinanced Capital Expenditures for the purpose of this clause (iii)) to (b) Consolidated Fixed Charges of CGI for such fiscal period."

7.  Addition of Definition of Permitted Acquisition. Appendix A to the Loan Agreement is hereby amended and supplemented by adding therein, in alphabetical order, a new definition of Permitted Acquisition as follows:

"'Permitted Acquisition' - the acquisition by any of the Borrowers or any Subsidiary of a Borrower (as applicable, the 'acquiror') of the assets or capital stock, or other ownership interest, of another Person (the 'target') engaged in the same or a similar line of business as that of the acquiror, provided that (i) such acquisition has been approved by the board of directors, or similar applicable body, of the target (i.e., such acquisition is not 'hostile'), (ii) no Default or Event of Default exists at the time of such acquisition or would result thereform, (iii) after giving effect to such acquisition the Borrowers would have borrowing availability under the Domestic Revolving Credit Loans facility pursuant to Section 1.1.1 of not less than $10,000,000, and (iv) after giving effect to such acquisition the Fixed Charge Coverage Ratio as of the date of such acquisition is at least 1.10 to 1.00."

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8.  Amendment and Work Fees. In consideration of the agreement of the Lenders to amend the Loan Agreement as set forth in this Amendment, on the effective date of this Amendment, the Borrowers shall pay to the Administrative Agent (i) for the sole benefit of the Administrative Agent, a one-time fee in the amount of $7,500 (the "Work Fee") and (ii) for the benefit of the Domestic Lenders, a one-time fee in the amount of $10,000 (the "Amendment Fee"), which the Administrative Agent shall distribute to, and divide equally among, the Domestic Lenders. The Borrowers acknowledge and agree that the Administrative Agent shall effect payment of both the Work Fee and the Amendment Fee by charging the full amount of such fees to the Domestic Loan Account as Domestic Revolving Credit Loans.

9.  Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(a)  This Amendment. The Administrative Agent shall have received this Amendment, duly executed by the Borrowers, Majority Lenders and the Administrative Agent;

(b)  Secretary's Certificate. The Secretary of each of the Borrowers shall have executed the Certificate of Resolution attached to this Amendment.

10.  Miscellaneous.

(a)  Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or in any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment.

(b)  Reference to Loan Agreement. The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Amendment.

(c)  Loan Agreement Remains in Effect. The Loan Agreement and the other Loan Documents remain in full force and effect and the Borrowers ratify and confirm their agreements and covenants contained therein. The Borrowers hereby confirm that no Event of Default or Default exists as of the date of this Amendment.

(d)  Reaffirmation of Obligations. The Borrowers hereby reaffirm, ratify and confirm their Obligations under the Loan Agreement, acknowledge that they have no offset rights or defenses to the payment of such Obligations, and acknowledge that all of the terms and provisions of the Loan Agreement and the other Loan Documents (except as amended hereby) remain in full force and effect.

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(e)  Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f)  Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

(g)  Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(h)  Expenses of the Administrative Agent. Borrowers agree to pay on demand all costs and expenses reasonably incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto, and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of legal counsel to the Administrative Agent.

(i)  NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

(j)  GOVERNING LAW; JURY TRIAL WAIVER. THE VALIDITY OF THIS AMENDMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES TO THIS AMENDMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH THIS AMENDMENT.

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IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

CELADON GROUP, INC.,
a Delaware corporation

By: /s/ Paul Will
Paul Will
Secretary

CELADON TRUCKING SERVICES, INC.,
a New Jersey corporation

By: /s/ Paul Will
Paul Will
Secretary

TRUCKERSB2B, INC.,
a Delaware corporation

By: /s/ Paul Will
Paul Will
Secretary

CELADON CANADA, INC.,
an Ontario corporation

By: /s/ Paul Will
Paul Will
Secretary

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FLEET CAPITAL CORPORATION, a Rhode
Island corporation, as Administrative Agent and a
Lender

By: /s/ Christopher M. Wolf
Name: Christopher M. Wolf
Title: VP

FIFTH THIRD BANK,
as a Lender

By: /s/ David O'Neal
Name: David O'Neal
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Michael M. Maher
Name: Michael M. Maher
Title: Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Andrew J. Crask
Name: Andrew J. Crask
Title: AVP

FLEET CAPITAL CANADA CORPORATION,
as Canadian Agent and Canadian Lender

By: Fleet Capital Corporation
Its: Attorney-in-Fact
By: /s/ Christopher M. Wolf
            Name: Christopher M. Wolf
                           Title: VP

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CERTIFICATE OF RESOLUTION

I, Paul Will, hereby certify that:

I am the duly qualified and acting Secretary of each of Celadon Group, Inc., a Delaware corporation, Celadon Trucking Services, Inc., a New Jersey corporation, TruckersB2B, Inc., a Delaware corporation, and Celadon Canada, Inc., an Ontario corporation (collectively, the "Borrowers").

The following is a true copy of identical resolutions duly adopted by the respective boards of directors of each of the Borrowers by either a special meeting or by unanimous written consent in lieu of a meeting:

"RESOLVED that the terms of the Sixth Amendment to Loan and Security Agreement among this corporation and the other Borrowers party thereto, the financial institutions which are signatories thereto, Fleet Capital Corporation, as Administrative Agent (the 'Agent'), and Fleet Capital Canada Corporation, as Canadian Agent, are hereby approved and ratified; and

FURTHER RESOLVED, that any one officer of this corporation is hereby authorized and directed, on behalf of this corporation, to make, execute, and deliver to the Agent any and all documents and to do any and all acts necessary or desirable to effectuate the foregoing resolution."

These resolutions are in conformity with the respective articles or certificate of incorporation and bylaws of the Borrowers, have never been modified or repealed, and are now in full force and effect.

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IN WITNESS WHEREOF, I have set my hand and the seal of the corporation as of September 21, 2004.

/s/ Paul Will
Paul Will
Secretary of Celadon Group, Inc.
Celadon Trucking Services, Inc.,
TruckersB2B, Inc., and
Celadon Canada, Inc.